Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED

Redacted portions are indicated by [****]1

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of the 16th day of March, 2015 (the “Effective Date”), by and between CPT 355 ALHAMBRA CIRCLE, LLC, a Delaware limited liability company, successor in interest to 355 Alhambra Plaza, Ltd. (“Landlord”), and CATALYST PHARMACEUTICAL PARTNERS, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease dated as of March 26, 2007 (the “Initial Lease”), as amended by that certain Lease Addendum dated as of June 5, 2007 (the “Addendum”), that certain First Amendment to Lease dated as of June 30, 2011 (the “First Amendment”), and that certain Second Amendment to Lease dated as of February 4, 2014 (the “Second Amendment”; the Initial Lease, as amended by the Addendum, First Amendment and Second Amendment, is referred to herein as the “Original Lease”), pursuant to which Landlord leases to Tenant those certain premises containing approximately 2,616 rentable square feet known as Suites 1500 and 1501 (the “Current Premises”) in the building located at 355 Alhambra Circle, Coral Gables, Florida (the “Building”); and

WHEREAS, Landlord and Tenant desire to (i) relocate the Current Premises to certain premises containing approximately 5,247 rentable square feet known as Suite 1250 (the “New Premises”) on the twelfth (12th) floor of the Building; (ii) extend the Lease Term; and (iii) modify and amend certain provisions of the Original Lease, as more particularly provided herein.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Recitals. The foregoing Recitals are true and correct and are incorporated herein by this reference.

2. Definitions. All capitalized terms used herein shall have the same meaning given thereto in the Original Lease, unless otherwise defined herein. The term “Lease” as used in the body of this Amendment shall mean the Original Lease as modified and amended hereby. The term “Relocation Date” shall mean the date of Substantial Completion of the Relocation Improvements (as hereinafter defined), which is estimated for non-binding purposes only to be June 1, 2015. The term “Premises” as used in the Lease and this Amendment shall mean and refer to (i) the Current Premises until the Relocation Date, and (ii) the New Premises from and after the Relocation Date.

[1]	[****] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

3. Representations and Warranties. Tenant represents and warrants to Landlord as follows:

(a) The Current Premises is free of any liens or encumbrances caused by Tenant and no facts exist or will exist that could result in a claim of a construction or other lien against the Current Premises as a result of any act or omission of Tenant.

(b) There is no person, corporation, partnership or other entity that could or will be able to claim any interest in any portion of the Current Premises arising out of any acts of Tenant or otherwise by, through or under Tenant.

(c) Except for the Lease (as amended hereby), there are no current agreements of Tenant in place, whether oral or written, affecting the Current Premises except for typical equipment leases and similar agreements that do not convey a right to occupancy of the Current Premises.

Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claims, demands, liabilities, costs, expenses (including but not limited to reasonable attorneys’ fees) or losses which Landlord may suffer arising from any inaccuracy in the foregoing representations and warranties or any of the following when resulting from or occurring out of Tenant’s acts or omissions with respect to: (i) the existence (or alleged existence) of any lien or encumbrance claimed, (ii) any claim of an occupancy interest in or right to occupancy of the Current Premises made, or (iii) any actual or alleged agreement relating to the right to occupy the Current Premises.

4. Vacating Current Premises; Lease of New Premises.

(a) (i) On or prior to the fifth (5th) day following the Relocation Date, Tenant shall vacate and surrender to Landlord the Current Premises in the condition required by the Lease, and

(ii) Effective as of the Relocation Date, Tenant shall lease and have the right to occupy the New Premises under all of the terms, covenants and conditions of the Lease, except as otherwise set forth herein. Landlord shall use commercially reasonable efforts to notify Tenant in writing (which notice may be by e-mail to Tenant’s designated representative, Pat McEnany, at pmcenany@catalystpharma.com, or by hand-delivery to Tenant at the Current Premises, notwithstanding anything to the contrary contained in the Original Lease with respect to delivery requirements for written notices) approximately five (5) Business Days prior to the date on which the Relocation Date is expected to occur.

(b) Landlord represents that the rentable square footage of the New Premises, when determined under BOMA Standards, is 5,247 rentable square feet, and, on the basis of the foregoing certification, Landlord and Tenant stipulate and agree that the New Premises contain 5,247 rentable square feet.

(c) Effective as of the Relocation Date, Exhibit A to the Lease shall be deleted and replaced with Exhibit A attached to this Amendment.

(d) Effective as of the Relocation Date, Section 9 of the Lease Summary attached to the Lease shall be deleted in its entirety and replaced with the following:

“9. Gross Rentable Area of Premises (Section 1.1):	Approximately 5,247 rentable square feet located on the 12th floor of the Building, known as Suite 1250, measured in accordance with ANSI-BOMA Z65.1-1996 standards (“BOMA Standards”)”

(e) Tenant shall be responsible for moving Tenant’s furniture, trade fixtures, computers, equipment and all other items from the Current Premises to the New Premises, subject to Tenant’s right to apply a portion of the Relocation Allowance to payment of such moving expenses, as set forth in the Work Letter attached hereto and made a part hereof as Exhibit B.

(f) Upon Landlord’s request, Tenant shall enter into a letter agreement specifying and/or confirming the Relocation Date, provided that Tenant’s failure to execute such letter agreement shall not delay or affect the Relocation Date or the payment of Rent due with respect to the New Premises.

5. Extension of Lease Term. Landlord and Tenant agree that the Term of the Lease is hereby extended for an additional five (5) years, such that the Expiration Date shall hereafter be November 30, 2022, unless sooner terminated pursuant to the terms of the Lease, as amended from time to time.

6. Base Rent.

(a) Tenant shall continue to pay monthly installments of Base Rent (plus all other sums due under the Lease) with respect to the Current Premises, as set forth in the Lease, through the Relocation Date. Provided that Tenant has timely vacated and surrendered to Landlord the Current Premises in the condition required by the Lease on or before five (5) days following the Relocation Date, Tenant shall be released from any and all obligations with respect to the Current Premises accruing after the Relocation Date.

(b) Commencing on the Relocation Date, Tenant shall commence payment of Base Rent with respect to the New Premises at the rate of $38.00 per rentable square foot of the New Premises, i.e. approximately $199,386.00 per annum, plus applicable sales tax. The Base Rent per rentable square foot for each subsequent twelve (12)-month period shall be 103% of the Base Rent per rentable square foot for the prior twelve (12)-month period, commencing the first (1st) day of the thirteenth (13th) month following the Relocation Date. If the Relocation Date should be a date other than the first day of a calendar month, then the first installment of Base Rent for the New Premises shall be prorated by multiplying the regular monthly installment of Base Rent for the New Premises by a fraction, the numerator of which is the number of days from the Relocation Date through the final day of the calendar month in which the Relocation Date occurs and the denominator of which is the total number of days in the calendar month in which the Relocation Date occurs.

(c) Base Rent for the Premises shall be payable by Tenant monthly in equal monthly installments as set forth above, in advance, together with applicable sales or use tax, in accordance with the terms and conditions of the Lease, without deduction or set-off, except to the extent, if any, expressly provided under the Lease, and shall be in addition to all other sums due under the Lease.

(d) Notwithstanding anything to the contrary contained herein, Base Rent for the New Premises shall be abated for the first five (5) full calendar months after the Relocation Date (such abated Base Rent for the New Premises being referred to herein as the “Abated Rent”), provided, however, (i) Tenant’s credit for the Abated Rent may be rescinded and reversed upon the expiration of the Term of the Lease if any event of default by Tenant under the Lease has occurred and remains uncured on the expiration of the Term of the Lease, whereupon Tenant shall be obligated to pay Abated Rent within three (3) Business Days following Landlord’s written notice of demand, and (ii) Tenant’s occupancy of the New Premises shall be subject to all of the provisions of the Lease during the period of Abated Rent, except for the obligation to pay Base Rent for the New Premises. If the Relocation Date should be a date other than the first day of a calendar month, then the Abated Rent shall apply to the first five (5) full calendar months after the month in which the Relocation Date occurs, and Tenant shall be obligated to pay Base Rent for the partial month in which the Relocation Date occurs within three (3) Business Days following the Relocation Date.

7. Tenant’s Proportionate Share of Increased Operating Costs.

(a) In addition to Base Rent, Tenant shall continue to pay Tenant’s Proportionate Share of Increased Operating Costs, together with applicable sales or use tax, with respect to the Current Premises, to and including the Relocation Date.

(b) Effective as of the Relocation Date:

(i) the “Base Year” shall be the calendar year 2016;

(ii) “Tenant’s Proportionate Share” shall be 2.34%, calculated on the basis of the 224,241 rentable square feet in the Building, measured in accordance with BOMA Standards; and

(iii) Tenant shall pay Tenant’s Proportionate Share of Increased Operating Costs, together with applicable sales and use tax, with respect to the New Premises, in accordance with the Lease (as amended herein).

8. Relocation Improvements and Relocation Allowance. Landlord shall have no construction or improvement obligations with respect to the New Premises except for Landlord’s obligations expressly set forth in the Work Letter attached hereto and made a part hereof as Exhibit B.

9. AS IS. TENANT HEREBY ACKNOWLEDGES AND AGREES THAT (I) TENANT HAS TAKEN AND IS CURRENTLY IN POSSESSION OF THE CURRENT PREMISES, (II) EXCEPT AS EXPRESSLY PROVIDED IN THIS AMENDMENT, TENANT SHALL ACCEPT THE NEW PREMISES IN ITS “AS IS” “WHERE IS” CONDITION (BUT TENANT RESERVES ITS RIGHTS WITH RESPECT TO LATENT DEFECTS, IF ANY), AND (III) EXCEPT FOR THE RELOCATION IMPROVEMENTS, RELOCATION ALLOWANCE AND LANDLORD’S OBLIGATIONS AS EXPRESSLY PROVIDED IN THE LEASE, LANDLORD SHALL NOT BE REQUIRED TO PERFORM ANY WORK, MAKE ANY INSTALLATIONS OR TENANT IMPROVEMENTS, OR INCUR ANY EXPENSES IN CONNECTION WITH THE CONSTRUCTION OF THE RELOCATION IMPROVEMENTS IN THE NEW PREMISES.

10. Parking.

(a) Effective as of the Relocation Date, Section 21 of the Lease Summary attached to the Lease shall be deleted in its entirety and replaced with the following:

“21. No. of Parking Spaces:	3 parking spaces per 1,000 rentable square feet in the Premises (i.e. 15 parking spaces) on an unreserved basis; See Article XIII and Exhibit C hereto.

(b) The monthly parking fee for each unreserved parking space is currently Ninety and No/100 Dollars ($90.00) per unreserved parking space per month, which amount is payable in advance on the first day of each calendar month during the Term of the Lease, together with any applicable sales tax due thereon. Landlord and Tenant further agree that the monthly parking fee for any parking spaces leased by Tenant may be increased from time to time to reflect the prevailing market rate for comparable parking in Coral Gables, Florida, as reasonably determined by Landlord, provided such increases shall be made no more often than once per calendar year.

11. Signage. Landlord, as part of the Relocation Improvements, shall (i) adjust the Building lobby directory to reflect Tenant’s relocation to the New Premises, effective on the Relocation Date, and (ii) at Tenant’s sole cost and expense, subject to application of the Relocation Allowance to such cost and expense, provide Building standard signage at the entrance to the New Premises.

12. Tenant’s Option to Terminate. The Termination Option set forth in Section 10 of the First Amendment, as amended in Section 8 of the Second Amendment, is hereby deleted in its entirety and the following option to terminate shall apply to the New Premises:

Provided that Tenant is not in default under the Lease beyond any applicable notice, grace or cure period on the date Tenant shall exercise the Termination Option, Tenant shall have a one (1) time option to terminate (the “Termination Option”) the Lease as of 11:59 p.m. on November 30, 2020 (the date when the Lease is terminated pursuant to this Section being referred to herein as the “Early Termination Date”). Tenant shall exercise its Termination Option by

(i) delivering to Landlord written notice (the “Termination Notice”) of such election to terminate the Lease on or before March 1, 2020, and (ii) paying to Landlord the Termination Payment (hereinafter defined) simultaneously with delivery of the Termination Notice. If Tenant properly and timely delivers the Termination Notice and makes the Termination Payment, then the Lease shall be deemed to have expired by lapse of time on the Early Termination Date. Tenant shall return the Premises to Landlord on the Early Termination Date in accordance with the terms of the Original Lease, including, but not limited to, Sections 5.2 and 5.4 of the Initial Lease. If Landlord fails to receive the Termination Payment simultaneously with the Termination Notice, Tenant’s right to terminate hereunder shall, at Landlord’s sole option, be void. Unless Landlord otherwise agrees in writing, Tenant may not exercise the Termination Option, and no termination hereunder shall be effective, if a default under the Lease by Tenant beyond any applicable notice, grace or cure period shall exist as of the date on which the Termination Notice is given. Upon Tenant delivering the Termination Notice, any and all rights of Tenant to extend the Term of the Lease whether pursuant to a renewal option or otherwise, or to expand the Premises whether pursuant to a right of first offer or right of first refusal, shall immediately be void and of no further force or effect. All obligations of either party to the other which accrue under the Lease on or before the Early Termination Date shall survive such termination. As used herein, “Termination Payment” shall mean an amount equal to the “worth at the time of the termination” of (a) the brokerage commissions paid by Landlord in connection with this Amendment in accordance with Section 16(f) of this Amendment, and (b) the cost of the Relocation Improvements paid by Landlord (collectively, the “Leasing Costs”). For purposes of this Section, the “worth at the time of the termination” is computed by amortizing the Leasing Costs over the period from the Relocation Date through November 30, 2022, at an interest rate of eight percent (8%) per annum, to determine the portion allocated to the period after the Early Termination Date. Landlord, within ten (10) days after Tenant’s written request (provided such request may be made no earlier than the Relocation Date), shall provide Tenant with its calculation of the amount of the Termination Payment. Notwithstanding anything to the contrary set forth herein, in no event shall the Termination Payment exceed Sixty Nine Thousand Two Hundred Fifty Five and 13/100 Dollars ($69,255.13).

Landlord and Tenant acknowledge that the Termination Payment is not a penalty, but is a reasonable estimate of the damages to be suffered by Landlord as a consequence of Tenant’s exercise of the Termination Option. Tenant hereby acknowledges and agrees that Tenant shall not be entitled to any rebate or return of any portion of the Termination Payment as a consequence of the actual costs incurred by Landlord in re-letting the Premises being less than the Termination Payment.

In the event (i) Tenant exercises the Termination Option, and (ii) Tenant fails to vacate and surrender to Landlord the Premises on or before the Early Termination Date as required herein, then Tenant shall pay all Rent (including but not limited to Base Rent and Additional Rent) as set forth in the Lease and all other amounts due under the Lease applicable to the Premises, at a rate equal to one hundred fifty percent (150%) of the rate in effect for the last full calendar month prior to the Early Termination Date, until such time as Tenant vacates and surrenders to Landlord the Premises in accordance with the terms hereof.

13. Rights of First Refusal; Rights of First Offer.

(a) Right of First Refusal on Current Premises. Subject and subordinate to the rights of other tenants existing as of the Effective Date of this Amendment and their successors and assigns, and to renewals, extensions and/or expansions by other tenants and their successors and assigns under lease documents existing as of the Effective Date (together, “Third Party Rights”), and provided that (i) Tenant has not assigned the Lease or sublet any portion of the Premises (except pursuant to the third paragraph of Section 8.1 of the Initial Lease), and (ii) Tenant is not in default under the Lease beyond the expiration of any applicable notice, grace or cure period, if any, Tenant shall have a one-time right of first refusal (“Current Premises Refusal Right”) expiring eighteen (18) months after the Effective Date of this Amendment to lease the Current Premises. If and when Landlord has received a bona fide third-party offer to lease the Current Premises on terms and conditions acceptable to Landlord (the “Current Premises Third-Party Offer”), Landlord shall notify Tenant in writing of the Current Premises Third-Party Offer (the “Current Premises Offer Notice”), and Tenant shall have seven (7) Business days from the date of receipt of such Current Premises Offer Notice to exercise its Current Premises Refusal Right by providing written notice thereof to Landlord. If Tenant timely exercises its Current Premises Refusal Right, Tenant shall lease the Current Premises on the same material terms, covenants and conditions as are then applicable to the New Premises, including (a) the Current Premises shall be leased for a term that is coterminous with the Term of the Lease applicable to the New Premises, (b) the Base Rent rate for the Current Premises shall be equal to the Base Rent rate then applicable to the New Premises, (c) any tenant improvement allowance and rent abatement period set forth herein applicable to the New Premises shall be adjusted on a pro-rata basis based on the remaining Term of the Lease and applied to the Current Premises, and (d) Tenant’s parking allotment shall be increased according to the ratio set forth in the Lease. In the event Tenant fails to exercise the Current Premises Refusal Right within the seven (7) Business day period, or elects not to exercise the Current Premises Refusal Right, Landlord shall be permitted to lease the Current Premises to any third party prospective tenant on the same terms and conditions set forth in the Current Premises Third-Party Offer free of this Current Premises Refusal Right. If Tenant timely exercises its Current Premises Refusal Right, Landlord shall prepare and deliver to Tenant an amendment to the Lease consistent with the terms hereof, and Tenant shall, within twenty (20) days after Landlord’s delivery of such amendment, execute and deliver such amendment to the Lease, to be reasonably acceptable to Landlord and Tenant, memorializing such exercise and the terms, covenants and conditions applicable to the lease of such Current Premises pursuant to this Current Premises Refusal Right. Landlord shall have no obligation to deliver any Current Premises Offer Notice with respect to Current Premises Third-Party Offers received by Landlord more than eighteen (18) months after the Effective Date, and the Current Premises Refusal Right shall thereafter expire and be of no further force or effect.

Subject and subordinate to any Third Party Rights, and provided that (i) Tenant has not assigned the Lease or sublet any portion of the Premises (except pursuant to the third paragraph of Section 8.1 of the Initial Lease), and (ii) Tenant is not in default under the Lease beyond the expiration of any applicable notice, grace or cure period, if any, Tenant shall, in addition to the Current Premises Refusal Right, be permitted to lease the Current Premises on the terms and conditions set forth in this Section 13(a) if (1) Landlord has not received a Current Premises Third-Party Offer or delivered to Tenant a Current Premises Offer Notice during the period expiring eighteen (18) months after the Effective Date of this Amendment and (2) Tenant provides written notice to Landlord of its request to lease the Current Premises on the terms and conditions set forth in this Section 13(a). Promptly following receipt of such written request from Tenant, Landlord shall (A) determine whether any Third Party Rights are applicable, and (B) provide written notice to Tenant of the exercise or failure to exercise such Third Party Rights. If any such Third Party Rights are not exercised, Landlord and Tenant shall follow the procedures set forth in this Section 13(a) for the preparation, delivery and execution of an amendment memorializing the terms, covenants and conditions applicable to the lease of the Current Premises pursuant to this Section 13(a). The rights set forth herein shall expire eighteen (18) months after the Effective Date of this Amendment.

(b) Right of First Refusal on [****]. Subject and subordinate to any Third Party Rights, and provided that (i) Tenant has not assigned the Lease or sublet any portion of the Premises (except pursuant to the third paragraph of Section 8.1 of the Initial Lease), and (ii) Tenant is not in default under the Lease beyond the expiration of any applicable notice, grace or cure period, if any, Tenant shall have a one-time right of first refusal (“[****] Refusal Right”) expiring eighteen (18) months after the Effective Date of this Amendment to lease that certain space located on the [****] ([****]) floor of the Building containing approximately 2,526 rentable square feet of space known as [****] (“[****]”). If and when Landlord has received a bona fide third-party offer to lease [****] on terms and conditions acceptable to Landlord (the “[****] Third-Party Offer”), Landlord shall notify Tenant in writing of the [****] Third-Party Offer (the “[****] Offer Notice”), and Tenant shall have seven (7) Business days from the date of receipt of such [****] Offer Notice to exercise its [****] Refusal Right by providing written notice thereof to Landlord. If Tenant timely exercises its [****] Refusal Right, Tenant shall lease [****] on the same material terms, covenants and conditions as are then applicable to the New Premises, including (a) [****] shall be leased for a term that is coterminous with the Term of the Lease applicable to the New Premises, (b) the Base Rent rate for [****] shall be equal to the Base Rent rate then applicable to the New Premises, (c) any tenant improvement allowance and rent abatement period set forth herein applicable to the New Premises shall be adjusted on a pro-rata basis based on the remaining Term of the Lease and applied to [****], and (d) Tenant’s parking allotment shall be increased according to the ratio set forth in the Lease. In the event Tenant fails to exercise the [****] Refusal Right within the seven (7) Business day period, or elects not to exercise the [****] Refusal Right, Landlord shall be permitted to lease [****] to any third party prospective tenant on the same terms and conditions set forth in the [****] Third-Party Offer free of this [****] Refusal Right. If Tenant timely exercises its [****] Refusal Right, Landlord shall prepare and deliver to Tenant an amendment to the Lease consistent with the terms hereof, and Tenant shall, within twenty (20) days after Landlord’s delivery of such amendment, execute and deliver such amendment to the Lease, to be reasonably acceptable to Landlord and Tenant, memorializing such exercise and the terms, covenants and conditions applicable to the lease of [****] pursuant to this [****] Refusal Right. Landlord shall have no obligation to deliver any [****] Offer Notice with respect to [****] Third-Party Offers received by Landlord more than eighteen (18) months after the Effective Date, and the [****] Refusal Right shall thereafter expire and be of no further force or effect.

Subject and subordinate to any Third Party Rights, and provided that (i) Tenant has not assigned the Lease or sublet any portion of the Premises (except pursuant to the third paragraph of Section 8.1 of the Initial Lease), and (ii) Tenant is not in default under the Lease beyond the expiration of any applicable notice, grace or cure period, if any, Tenant shall, in addition to the [****] Refusal Right, be permitted to lease [****] on the terms and conditions set forth in this Section 13(b) if (1) Landlord has not received a [****] Third-Party Offer or delivered to Tenant a [****] Offer Notice during the period expiring eighteen (18) months after the Effective Date of this Amendment and (2) Tenant provides written notice to Landlord of its request to lease [****] on the terms and conditions set forth in this Section 13(b). Promptly following receipt of such written request from Tenant, Landlord shall (A) determine whether any Third Party Rights are applicable, and (B) provide written notice to Tenant of the exercise or failure to exercise such Third Party Rights. If any such Third Party Rights are not exercised, Landlord and Tenant shall follow the procedures set forth in this Section 13(b) for the preparation, delivery and execution of an amendment memorializing the terms, covenants and conditions applicable to the lease of [****] pursuant to this Section 13(b). The rights set forth herein shall expire eighteen (18) months after the Effective Date of this Amendment.

(c) Right of First Offer on Current Premises.

(i) Subject and subordinate to any Third Party Rights, and to the terms of any lease with a third party entered into by Landlord following Tenant’s timely election not to lease, or failure to elect to lease, the Current Premises, and provided that (1) Tenant has not assigned the Lease or sublet any portion of the Premises (except pursuant to the third paragraph of Section 8.1 of the Initial Lease), and (2) Tenant is not in default under the Lease beyond the expiration of any applicable notice, grace or cure period, if any, Tenant shall, commencing eighteen (18) months after the Effective Date of this Amendment, have a one-time right of first offer (the “Current Premises Offer Right”) to lease the Current Premises, when and if such Current Premises becomes available for lease by Landlord. Landlord shall notify Tenant in writing of the availability of the Current Premises for lease (the “Current Premises ROFO Notice”), and Tenant shall have seven (7) Business days from the date of receipt of such Current Premises ROFO Notice to exercise its Current Premises Offer Right by providing written notice thereof to Landlord.

(ii) If Tenant timely exercises the Current Premises Offer Right, the Base Rent rate and other terms, covenants and conditions applicable to the Current Premises shall be negotiated between Landlord and Tenant in good faith, and the Base Rent rate shall be based on the “then current fair market rent rate” for buildings of comparable size, type and class located in the same area of Coral Gables, Florida, under renewal and expansion amendments being negotiated and entered into at or about the time such terms for the Current Premises are being determined, giving appropriate consideration to tenant creditworthiness, tenant concessions, length of the term, landlord or building services provided to a tenant, brokerage commissions, tenant improvement allowances and similar factors; provided, however, in all events, the term of the lease for the Current Premises shall be coterminous with the Term of the Lease for the New Premises, provided further, however, in the event less than three (3) years remain in the Term of the

Lease applicable to the New Premises, the Term of the Lease applicable to the New Premises and the Current Premises shall be extended for a minimum of five (5) years from the date of commencement of the term applicable to the Current Premises under this Current Premises Offer Right or, in the alternative, for such greater term as Landlord and Tenant mutually agree.

(iii) In the event Tenant fails to exercise the Current Premises Offer Right within the seven (7) Business Day period, or elects not to exercise the Current Premises Offer Right, or Landlord and Tenant are unable after negotiating in good faith to agree on the terms of the lease of the Current Premises pursuant to this Current Premises Offer Right within fifteen (15) Business Days after delivery of the Current Premises ROFO Notice, Landlord shall be free to lease the Current Premises to any third party prospective tenant free of this Current Premises Offer Right, and this Current Premises Offer Right shall thereafter be of no further force or effect.

(iv) If Tenant timely exercises this Current Premises Offer Right, and once the Base Rent rate and other terms, covenants and conditions have been determined, Landlord shall prepare and deliver to Tenant an amendment to the Lease consistent with the terms hereof, and Tenant shall, within twenty (20) days after Landlord’s delivery of such amendment, execute and deliver such amendment to the Lease, to be reasonably acceptable to Landlord and Tenant, memorializing such exercise and the terms, covenants and conditions applicable to the lease of the Current Premises pursuant to this Current Premises Offer Right.

(d) Right of First Offer on [****].

(i) Subject and subordinate to any Third Party Rights, and to the terms of any lease with a third party entered into by Landlord following Tenant’s timely election not to lease, or failure to elect to lease, [****], and provided that (1) Tenant has not assigned the Lease or sublet any portion of the Premises (except pursuant to the third paragraph of Section 8.1 of the Initial Lease), and (2) Tenant is not in default under the Lease beyond the expiration of any applicable notice, grace or cure period, if any, Tenant shall, commencing eighteen (18) months after the Effective Date of this Amendment, have a one-time right of first offer (the “[****] Offer Right”) to lease [****], when and if [****] becomes available for lease by Landlord. Landlord shall notify Tenant in writing of the availability of [****] for lease (the “[****] ROFO Notice”), and Tenant shall have seven (7) Business days from the date of receipt of such [****] ROFO Notice to exercise its [****] Offer Right by providing written notice thereof to Landlord.

(ii) If Tenant timely exercises the [****] Offer Right, the Base Rent rate and other terms, covenants and conditions applicable to [****] shall be negotiated between Landlord and Tenant in good faith, and the Base Rent rate shall be based on the “then current fair market rent rate” for buildings of comparable size, type and class located in the same area of Coral Gables, Florida, under renewal and expansion amendments being negotiated and entered into at or about the time such terms for [****] are being determined, giving appropriate consideration to tenant creditworthiness, tenant concessions, length of the term, landlord or building services provided to a tenant, brokerage commissions, tenant improvement allowances and similar factors; provided, however, in all events, the term of the lease for [****] shall be coterminous with the Term of the Lease for the New Premises, provided further, however, in the event less than three (3) years remain in the Term of the Lease applicable to the New Premises, the Term of the Lease applicable to the New Premises and [****] shall be extended for a minimum of five (5) years from the date of commencement of the term applicable to [****] under this [****] Offer Right or, in the alternative, for such greater term as Landlord and Tenant mutually agree.

(iii) In the event Tenant fails to exercise the [****] Offer Right within the seven (7) Business Day period, or elects not to exercise the [****] Offer Right, or Landlord and Tenant are unable after negotiating in good faith to agree on the terms of the lease of [****] pursuant to this [****] Offer Right within fifteen (15) Business Days after delivery of the [****] ROFO Notice, Landlord shall be free to lease [****] to any third party prospective tenant free of this [****] Offer Right, and this [****] Offer Right shall thereafter be of no further force or effect.

(iv) If Tenant timely exercises this [****] Offer Right, and once the Base Rent rate and other terms, covenants and conditions have been determined, Landlord shall prepare and deliver to Tenant an amendment to the Lease consistent with the terms hereof, and Tenant shall, within twenty (20) days after Landlord’s delivery of such amendment, execute and deliver such amendment to the Lease, to be reasonably acceptable to Landlord and Tenant, memorializing such exercise and the terms, covenants and conditions applicable to the lease of [****] pursuant to this [****] Offer Right.

14. Renewal Option. Tenant acknowledges and agrees that Tenant has no further rights of renewal or similar rights in or to the Premises or the Building, except as follows:

Subject to the conditions herein, provided that (a) Tenant has not assigned the Lease or sublet any portion of the Premises other than to an entity controlling, controlled by or under common control with Tenant, or to any successor of Tenant resulting from a merger or consolidation of Tenant, and (b) Tenant is not in default under the Lease beyond any applicable notice, grace or cure period, Tenant shall have the right, at Tenant’s option, to elect to extend the Term of the Lease for one (1) period of five (5) years (the “Renewal Term”). The Renewal Term, if properly exercised in accordance herewith, shall commence on December 1, 2022, or on the first day following any subsequent extension of the Term under Section 13 of this Amendment. The Renewal Term shall be exercised by Tenant giving written notice of the exercise thereof (the “Renewal Notice”) to Landlord on or before the day that is nine (9) months, but not more than twelve (12) months, prior to the then applicable Expiration Date of this Lease. Tenant shall have no right to extend the Term of the Lease, and the Renewal Notice shall not be effective, if (i)

Tenant fails to timely give its Renewal Notice as provided herein, or (ii) a default by Tenant exists under the Lease beyond any applicable notice, grace or cure period (x) when Landlord receives the Renewal Notice, or (y) upon the expiration of the Term of the Lease prior to the commencement of the Renewal Term.

In the event Tenant properly exercises the Renewal Term, within ten (10) days of receipt of such Renewal Notice, Landlord shall provide the annual Base Rent at which Landlord is willing to lease the Premises to Tenant for the Renewal Term (the “Renewal Rent”), which Renewal Rent shall be based on the “then current fair market rent rate” for buildings of comparable size, type and class located in the same area of Coral Gables, Florida, under leases and renewal amendments being negotiated and entered into at or about the time the Renewal Rent is being determined, giving appropriate consideration to tenant creditworthiness, tenant concessions, length of the term, landlord or building services provided to a tenant, brokerage commissions, tenant improvement allowances and similar factors.

If Tenant in its reasonable judgment determines that Landlord’s proposed Renewal Rent does not accurately reflect the then current fair market rent rate, Tenant shall provide Landlord written notice of its objection to Landlord’s determination of the Renewal Rent within ten (10) days after Tenant’s receipt of Landlord’s determination of Renewal Rent. If Tenant timely delivers notice of its objection to Landlord’s determination of Renewal Rent as set forth above, then for a period of thirty (30) days after the date of Tenant’s notice (the “Negotiation Period”), Landlord and Tenant shall work together in good faith to agree upon the Renewal Rent. If Landlord and Tenant fail to agree on the Renewal Rent within such Negotiation Period, Tenant shall, within ten (10) days after expiration of the Negotiation Period, by written notice to Landlord, elect either (i) to withdraw its Renewal Notice, in which event the Lease shall expire on the then applicable Expiration Date, or (ii) to submit the Renewal Rent to determination in accordance with the following procedures (the “Appraisal Election”):

(I) If the Appraisal Election is timely chosen, Landlord and Tenant, within ten (10) days after the date of the Appraisal Election, shall each submit to the other, in a sealed envelope, its good faith estimate of the Renewal Rent (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than one hundred five percent (105%) of the lower of such Estimates, then the Renewal Rent shall be the average of the two Estimates. If the Renewal Rent is not resolved by the Estimates as set forth in the preceding sentence, Landlord and Tenant, within seven (7) days after the exchange of Estimates, shall each select an appraiser to determine which of the two Estimates most closely reflects the Renewal Rent. Each appraiser so selected shall be certified as an MAI appraiser or an ASA appraiser, shall have had at least five (5) years experience within the previous ten (10) years as a real estate appraiser working in Coral Gables, Florida, with working knowledge of current rental rates and practices for office space, and shall not have been retained by the party selecting such appraiser during the prior five (5) year period. For purposes of this Lease, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar). Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Renewal Rent. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent for the Premises during the Renewal Term. If either Landlord or Tenant fails to appoint an appraiser within the seven (7) day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes of determining the Base Rent during the Renewal Term.

(II) If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Renewal Rent within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two (2) appraisers shall select a third appraiser meeting the aforementioned criteria for appraisers. Once the third appraiser has been selected as provided for above, then, as soon thereafter as practicable, but in any case within fourteen (14) days, such third appraiser shall make his determination of the Renewal Rent, provided, however, that such third appraiser’s determination shall not be below the lowest of the two Estimates or higher than the highest of the two Estimates, and such third appraiser’s determination shall be binding on both Landlord and Tenant as the Base Rent for the Premises during the Renewal Term. If the appraiser believes that expert advice would materially assist him, he may retain one or more qualified persons, to provide such expert advice. The parties shall share equally in the costs of the appraisers and of any experts retained by such appraisers. In the event that the Renewal Rent has not been determined by the commencement date of the Renewal Term, Tenant shall in addition to all other payments due under this Lease, pay Base Rent at the initial Renewal Rent determined by Landlord, until such time as the Renewal Rent has been finally determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted (if necessary) to the commencement of the Renewal Term. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments until the entire amount of such overpayment has been credited against Base Rent.

If within such ten (10) day period, Tenant fails to provide written notice of its election of either (i) or (ii) above, then Tenant shall be deemed to have accepted Landlord’s initial determination of Renewal Rent for the Renewal Term, and shall have no further right to object to same.

In the event Tenant properly exercises the Renewal Term and the Renewal Rent is determined, the terms of the Lease, as extended, shall be on the same terms, covenants, and conditions as set forth in the Lease, except (a) as modified by the Renewal Rent (which shall be incorporated into the Lease), (b) the Base Year for purposes of determining Tenant’s Proportionate Share of Increased Operating Costs shall be modified to the then current base year then being offered to prospective tenants of the Building, and (c) Tenant shall have no further right to extend the Term of the Lease. Additionally, Tenant shall, within twenty (20) days after Landlord’s request, execute and deliver an amendment to the Lease, prepared by and acceptable to Landlord, memorializing such exercise of the Renewal Term and the Renewal Rent.

15. Tenant Acknowledgment. Tenant acknowledges and agrees that the relocation to the New Premises is being made at Tenant’s request and does not trigger any termination rights of Tenant under the Lease, including without limitation, any termination right under Section 11.4 (as amended) of the Initial Lease.

16. Miscellaneous.

(a) Except as modified by this Amendment, all other terms, covenants and conditions of the Lease not specifically amended hereby shall remain in full force and effect.

(b) The Lease, as amended herein, contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. The Lease may be further amended only in writing signed by both Landlord and Tenant.

(c) In the event of an irreconcilable conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control.

(d) If any provision of this Amendment is held to be invalid or unenforceable, the same shall not affect the validity or enforceability of the other provisions of this Amendment, which shall continue in full force and effect as if the invalid or unenforceable provision had been deleted.

(e) This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

(f) Landlord and Tenant each represent and warrant to the other that it did not deal with any real estate broker, salesperson or finder in connection with this Amendment, and no other such person initiated or participated in the negotiation of this Amendment, except Taylor & Mathis (“TM”) and Cresa South Florida (“Cresa”). Landlord and Tenant each agree to indemnify, defend and hold the other harmless from any claim for a fee or commission made by any broker (except TM and Cresa), salesperson or finder claiming to have acted on behalf of the indemnifying party (or at such party’s request) in connection with this Amendment. Tenant agrees that TM exclusively represents Landlord. Landlord agrees that Cresa exclusively represents Tenant. Landlord shall pay TM and Cresa a commission pursuant to a separate written agreement between Landlord and TM.

(g) To Tenant’s knowledge, there is no default by Landlord, or any prior landlord, under the Lease. To Landlord’s knowledge, there is no default by Tenant under the Lease.

(h) Submission of this Amendment by Landlord or Landlord’s agent, or their respective agents or representatives, to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this Amendment unless and until this Amendment is fully signed and delivered by Landlord and Tenant.

(i) Each party represents to the other that it has full power and authority to execute this Amendment.

17. Waiver of Jury Trial. AS A MATERIAL INDUCEMENT TO THE EXECUTION OF THIS AMENDMENT, LANDLORD AND TENANT AGREE THAT IN THE EVENT OF ANY LITIGATION ARISING OUT OF THE TERMS OR PROVISIONS OF THE LEASE OR ANY AMENDMENTS THERETO (INCLUDING BUT NOT LIMITED TO THIS AMENDMENT), OR THE RELATIONSHIP BETWEEN LANDLORD AND TENANT, THEN NEITHER PARTY SHALL SEEK A JURY TRIAL IN SUCH PROCEEDING, IT BEING EXPRESSLY AGREED AND STIPULATED BY THE PARTIES HERETO THAT ANY DISPUTES ARE BETTER RESOLVED BY A JUDGE.

18. OFAC/PATRIOT Act Compliance. Each of Landlord and Tenant, each as to itself, hereby represents and warrants, to the best of its knowledge, that it is not a person and/or entity with whom United States persons are restricted from doing business under the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq.; the Trading with the Enemy Act, 50 U.S.C. Appendix §5; and implementing regulations promulgated thereunder by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) (including those persons and/or entities named on OFAC’s List of Specially Designated Nationals and Blocked Persons (the “SDN List”); or any other applicable anti-terrorist law of the United States, including without limitation Executive Order No. 13224, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism. Each of Landlord and Tenant, each as to itself, hereby represents and warrants, to the best of its knowledge, that no person and/or entity who is named on the SDN List has any direct interest in Landlord or Tenant with the result that this Lease would be prohibited by any applicable law of the United States. Each of Landlord and Tenant, each as to itself, hereby represents and warrants, to the best of its knowledge, that it is not in violation of any of the applicable provisions of the U.S. Federal Bank Secrecy Act, as amended by Title III of the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”), Public Law 107-56; any of the applicable provisions of the implementing regulations related thereto, including those promulgated by the U.S. Department of Treasury contained at 31 CFR Part 103; or any other applicable anti-money laundering laws of the United States. It is understood and agreed that the representations set forth herein are made as of the Effective Date of this Amendment.

19. Non-Disclosure of Terms of Amendment. Tenant acknowledges that the terms of this Amendment and the Lease are and shall remain confidential information, and Tenant shall not disclose to any third-party the specific terms of this Amendment or the Lease, except (i) to Tenant’s legal counsel, brokers, auditors, lenders, and managing agents for ordinary course lease administration purposes, or in connection with a proposed assignment or sublease, or any proposed merger by or acquisition of Tenant, each of whom shall maintain the confidentiality of such information, (ii) as specifically authorized to do so in writing by Landlord, or (iii) as otherwise required by law.

20. Temporary Space.

(a) Effective ten (10) days following the Effective Date of this Amendment (such date being referred to as the “Temporary Space Commencement Date”), Landlord shall, on a temporary basis, license to Tenant the use and occupancy (under all of the terms, covenants and conditions of the Lease except as otherwise set forth herein) of available space on the fourteenth (14th) floor of the Building of approximately 1,000 rentable square feet (the “Temporary Space”), as designated by Landlord. Tenant shall occupy the Temporary Space pursuant to the terms of the Lease, and shall be bound by all of the terms, covenants and conditions of the Lease, except as otherwise set forth in this Section 20.

(b) Landlord and Tenant agree that the Temporary Space is licensed to Tenant on a temporary basis only, commencing upon the Temporary Space Commencement Date and expiring five (5) days following the Relocation Date. Tenant shall have no right to occupy, or extend the license of, the Temporary Space beyond five (5) days following the Relocation Date.

(c) Tenant shall pay Base Rent with respect to the Temporary Space during the term of the temporary license of the Temporary Space in a monthly amount equal to the following:

1,000 rentable square feet multiplied by a rate per square foot of $20.00, divided by twelve (12), plus applicable sales tax thereon.

Base Rent for the Temporary Space shall be payable by Tenant monthly in equal monthly installments, in advance, on the first (1st) day of the month, together with applicable sales tax thereon, and otherwise in accordance with the terms and conditions of the Lease, and without deduction or set-off. Base Rent for any period which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved. Base Rent shall be payable in lawful money of the United States to Landlord at the address stated in the Lease or to such other persons or at such other places as Landlord may designate in writing.

(d) Landlord shall have the right, at any time upon thirty (30) days written notice to Tenant, to relocate the Temporary Space to other available space within the Building of approximately the same rentable square footage and upon such relocation, such new space shall be deemed the Temporary Space. If the Temporary Space is relocated, (i) such new space shall be provided in its “AS IS” condition, (ii) Tenant shall, at Tenant’s cost, timely move Tenant’s trade fixtures, furnishings and equipment to the new space, (iii) there shall be no abatement of Base Rent for the Temporary Space or compensation to Tenant for such relocation, and (iv) the terms of Section 11.4 of the Initial Lease shall not apply to the Temporary Space

(e) Within five (5) days following the Relocation Date, Tenant shall surrender the Temporary Space to Landlord in the same condition as received, ordinary wear and tear excepted, clean and free of debris. Tenant shall repair any damage to the Temporary Space occasioned by the installation or removal of Tenant’s trade fixtures, alterations, furnishings or equipment.

(f) If Tenant remains in possession of the Temporary Space, or any part thereof, more than five (5) days following the Relocation Date, such occupancy shall be deemed to be a month to month tenancy, subject to all the provisions of the Lease pertaining to the obligations of Tenant, except that Tenant shall be obligated to pay Base Rent for such period at a rate equal to $40.00 per rentable square foot of the Temporary Space and shall also be liable for any and all other damages Landlord suffers as a result of such holdover including, without limitation, the loss of a prospective tenant for such space.

(g) TENANT HEREBY ACKNOWLEDGES AND AGREES THAT (I) TENANT SHALL ACCEPT THE TEMPORARY SPACE IN ITS “AS IS” CONDITION, AND (II) LANDLORD SHALL NOT BE REQUIRED TO PERFORM ANY WORK, MAKE ANY INSTALLATIONS OR IMPROVEMENTS, OR INCUR ANY EXPENSES IN CONNECTION WITH THE TEMPORARY SPACE.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their duly authorized representatives and delivered as their act and deed as of the Effective Date first set forth above, intending to be legally bound by its terms and provisions.

WITNESSES:		LANDLORD:

CPT 355 ALHAMBRA CIRCLE, LLC, a Delaware limited liability company

/s/ Laura Miller		By:	/s/ Daniel J. Bradley
Print Name:	Laura Miller	Name:	Daniel J. Bradley
		Title:	Authorized Signatory

/s/ Zachary Lombardi
Print Name:	Zachary Lombardi

TENANT:

CATALYST PHARMACEUTICAL PARTNERS, INC., a Delaware corporation

/s/ Alicia Grande		By:	/s/ Patrick J. McEnany
Print Name:	Alicia Grande	Name:	Patrick J. McEnany
		Title:	CEO/President

/s/ Isabel Nunez
Print Name:	Isabel Nunez

Exhibit A

Floor Plan of New Premises

[****]

Exhibit B

Work Letter

[****]

Exhibit B-1

Initial Space Plan

[****]